CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (Nos. 333-37897, 333-03575, 33-64642, 33-49590, 33-46500, 33-43756 and 33-42965) and Form S-8
(Nos. 333-58625,  33-40282,  33-41294, 33-35862, 33-32447 and 33-14714) of ENSCO
International Incorporated of our report dated January 25, 1999 appearing on page 24 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP


Dallas, Texas
February 26, 1999